UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2020

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)

001-36061		46-2346314
(Commission File Number)		(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	BNFT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Directors

On September 10, 2020, the Board of Directors (the “Board”) of Benefitfocus, Inc. (the “Company”) appointed Barry Libert as a Class II director to hold office until the Company’s 2021 annual meeting of stockholders or until his successor is duly elected and qualified.

Mr. Libert was appointed at the request of BuildGroup LLC (“BuildGroup”). As previously reported on the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 26, 2020 and June 8, 2020, the Company issued and sold 1,777,778 shares of its Series A Convertible Preferred Stock to BuildGroup (the “Preferred Transaction”).  Concurrent with the closing of the Preferred Transaction, the Company entered into a Co-Sale and Voting Agreement with BuildGroup that, with certain limitations, permits BuildGroup to request up to two members on the Board.  Mr. Libert is the second director on the Board at the request of BuildGroup.

Mr. Libert, age 66, has served as the founder and Chief Executive Officer of AIMatters, Inc. (formerly known as OpenMatters, Inc. and referred to herein as “AIMatters”), a business model and data science company, since 2013. He is an expert in digital business models, particularly platforms, networks and artificial intelligence.  He currently serves on the boards of the following privately held companies: Anaconda, Inc., Fiix Inc. and DigniFi Tech Inc.  Mr. Libert graduated with an M.B.A. from Columbia University (Beta Gamma Sigma) and holds a B.A. from Tufts University (Magna Cum Laude).  The Company believes Mr. Libert’s deep understanding of platform transformation and his familiarity in advising enterprise clients, including the Company, qualify him to serve as one of our directors.

During the fiscal year ended December 31, 2019, the Company made payments to AIMatters that totaled approximately $365,000 in exchange for consulting services provided to the Company.  Mr. Libert is an officer, founder and controlling shareholder in AIMatters. During the Company’s current fiscal year, the Company has paid AIMatters an aggregate amount of approximately $110,000 through September 10, 2020 for additional consulting services.  As of the date of Mr. Libert’s election to the Board, the Company has no agreement in place with AIMatters for further consulting services.

Other than the payments made by the Company to AIMatters, as disclosed above, there have been no transactions in which the Company has participated and in which Mr. Libert had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release regarding the appointment of Mr. Libert to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

         Exhibit No.     Description

99.1	Press release dated September 15, 2020.

          104                 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: September 15, 2020	/s/ Alpana Wegner
Alpana Wegner
Chief Financial Officer (Principal financial and accounting officer)